UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

     Date of report (Date of earliest event reported) October 8, 2004

MATRIXX INITIATIVES, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

0-27646                                                                                 87-0482806

(Commission File Number)                                                  (IRS Employer Identification No.)

4742 N. 24th Street, Suite 455 Phoenix, Arizona                                              85016

(Address of Principal Executive Offices)                                                           (Zip Code)

(602) 385-8888

(Registrant’s Telephone Number, Including Area Code)

NONE

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On October 8, 2004, the Board of Directors of Matrixx Initiatives, Inc. (“Matrixx” or the “Company”), granted Lori Bush, a newly appointed Director, an option to acquire 10,000 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s stock on the effective date of her appointment. The options vest over a two-year period and have a four-year term.

Item 5.02. Departure of Directors or Principal Officers; Election of
Directors; Appointment of Principal Officers

(d)	Election of New Director

Effective October 8, 2004, Lori Bush has been elected to the Company’s Board of Directors. The appointment increases the total number of directors on the Board to seven. Ms. Bush is an independent director who is expected to serve on the Compensation and Corporate Governance and Nominating committees. Ms. Bush will serve on the Board until the next annual meeting of shareholders at which time she is expected to be nominated for a three year term.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

99.1	Press Release dated October 8, 2004, announcing the appointment of Lori Bush to Matrixx’s Board of Directors

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATRIXX INITIATIVES, INC. (Registrant)
/s/ William J. Hemelt
William J. Hemelt
Executive Vice President, Chief Financial Officer, Treasurer and Secretary

Date: October 8, 2004

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